UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2009

Oracle Corporation

(Exact name of registrant as specified in charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events

On July 14, 2009, Oracle Corporation issued the following statement which is being furnished for purposes of this report (and therefore shall not be treated as “filed” or incorporated by reference into any filing):

Oracle Corporation (“Oracle”) confirmed today that, after reviewing preliminary results reported by Sun Microsystems, Inc. (“Sun”) for Sun’s quarter ending June 30, 2009, Oracle expects the Sun acquisition to be accretive to Oracle’s earnings by at least 15 cents on a non-GAAP basis in the first full year after closing and estimates that the acquired business will contribute over $1.5 billion to Oracle’s non-GAAP operating profit in that year, increasing to over $2 billion in the second year.

Oracle’s acquisition of Sun remains subject to stockholder and regulatory approvals and other closing conditions.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and Sun, including statements that involve risks and uncertainties concerning: Oracle’s proposed acquisition of Sun, estimates of future results of operations and general business outlook. When used in this document, the words “anticipates”, “plans”, “estimates”, “may”, “can”, “want”, “will”, “believes”, “expects” or “expect”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Sun, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Sun may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Sun.

In addition, please refer to the documents that Oracle and Sun, respectively, file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Sun’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor Sun is under any duty to update any of the information in this document.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Sun has filed a proxy statement with the SEC on June 8, 2009. Additionally, Sun and Oracle will file other relevant materials in connection with the proposed acquisition of Sun by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, Soda Acquisition Corporation, a wholly-owned subsidiary of Oracle, and Sun. The materials to be filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Sun are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Oracle, Sun and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Sun stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Oracle’s executive officers and directors in the solicitation by reading Oracle’s most recent Form 10-K and other relevant materials filed with the SEC when they become available. Information concerning the interests of Sun’s participants in the solicitation, which may, in some cases, be different than those of Sun’s stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and is set forth in the proxy statement relating to the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2009

ORACLE CORPORATION

By:	/s/ Brady Mickelsen
Name:	Brady Mickelsen
Title:	Vice President, Associate General Counsel and Assistant Secretary